Exhibit 99.1

Evergreen Energy Reports Second Quarter 2011 Financial Results

DENVER, August 12, 2011 — Evergreen Energy Inc. (NYSE Arca: EEE) announced its financial results for the three- and six-months ended June 30, 2011.
Ilyas Khan, Executive Chairman of Evergreen, stated: “Evergreen has been undergoing a careful but steady transformation, exemplified by our fulfillment of the corporate objectives set out earlier in the year.  In addition to establishing Southern Coal Holdings (SCH), our venture with WPG Resources, we have fully-utilized capacity at our Fort Union test facility in Gillette, Wyoming due to the strong commercial interest in our K-Fuel® technology.
“We are excited about our path ahead and the opportunities afforded to us by the improvements we have made in our balance sheet, and our renewed focus on developing K-Fuel. Our core product, which has been proven at commercial scale, has a global application, and in the current economic environment, more than ever, is of value to coal companies around the world”

Financial Results for the Three Months Ended June 30, 2011
▪	Revenues were $100,000 for the second quarter of 2011, compared to $103,000 in revenues recorded in the same period in 2010.
▪	Total operating expenses were $7.3 million for the second quarter of 2011, compared to $3.9 million in the same period in 2010.
-
G&A for the second quarter of 2011 was $4.3 million and included $210,000 of employee non-cash stock-based compensation, compared to $3.2 million in the same period in 2010, which included $257,000 of employee non-cash stock-based compensation.

-	The company reported an expense of $2.5 million during the second quarter of 2011 as a result of its impairment of capitalized costs related to its GreenCert energy software module.
▪	Operating loss from continuing operations was $7.2 million for the second quarter of 2011, compared to $3.8 million for the same period in 2010.
▪
Net income attributable to common shareholders was $6.0 million, or $0.21 per share, for the second quarter of 2011, which included a $3.1 million non-cash gain on the fair value adjustment of embedded derivatives and a $10.2 million non-cash gain on early extinguishment of debt related to its 2007 Note settlement.  For the second quarter of 2010, net loss was $4.7 million, or $0.33 per share, and included a $2.3 million non-cash gain on the fair value adjustment of embedded derivatives and a $2.3 million non-cash loss on the early extinguishment of the 2009 Notes.
▪	Cash and cash equivalents at June 30, 2011 was $4.4 million, compared to $7.9 million at March 31, 2011.

Diana Kubik, Evergreen’s executive vice president and CFO, stated: “During the quarter, we impaired capitalized costs related to our GreenCert energy software module by $2.5 million.  The impairment was a result of the required quarterly recoverability testing of our GreenCert capitalized software development costs.  Due to the unlikelihood that U.S. legislation will be passed for greenhouse gas emissions in the near-term, we believe there is uncertainty regarding our ability to generate revenue and recover costs from GreenCert.  In addition, our general and administrative costs for the six months were higher than last year due to a $1.8 million accrual related to anticipated litigation losses.   Looking ahead, we are focused on carefully managing our use of cash.”

Financial Results for the Six Months Ended June 30, 2011
▪	Revenues were $200,000 for the first six months of 2011, compared to $203,000 in revenues recorded in the same period in 2010.
▪
Total operating expenses were $12.4 million for the first six months of 2011 and included the $2.5 million impairment expense.  Total operating expenses were $9.8 million for the first six-months of 2010.

▪	Operating loss from continuing operations was $12.2 million for the first six months of 2011, compared to $9.6 million in the same period in 2010.
▪
Net loss attributable to common shareholders, which included a $2.5 million non-cash loss on the fair value adjustment of embedded derivatives and a $6.7 million gain on early extinguishment of debt, was $4.5 million, or $0.18 per share, for the first six months of 2011.  This compares to a net loss of $17.2 million, or $1.03 per share in the same period in 2010, which included a $4.9 million non-cash gain on the fair value adjustment of embedded derivatives and the $2.3 million loss on the early extinguishment of the 2009 Notes.

Recent Business Updates
▪	Announced the completion of the settlement and termination of the pending litigation with certain holders of its 2007 Notes and 2009 Notes.
▪
Completed the formation of Southern Coal Holdings (SCH) with WPG Resources, an Australian listed mineral resources company, to jointly develop and produce K-Fuel throughout Australia on June 9, 2011. SCH is 50% owned by WPG and 50% by Evergreen Energy.

▪	Included in the Russell Microcap® Index on June 27, 2011.
▪	Appointed Wayne Rossiter as the Chief Executive Officer of SCH.
▪	Announced that SCH released its preliminary estimate of resources in the Penrhyn Deposit.

▪
Began testing samples from the Penrhyn Deposit for suitability for upgrading through the K-Fuel process at the testing facility in Gillette, Wyoming and anticipate testing samples from the Lochiel North Deposit later in 2011.

Evergreen Energy Inc.
Evergreen Energy Inc. (NYSE Arca: EEE) offers environmental solutions for energy production and generation industries, primarily through its patented clean coal technology, K-Fuel.  K-Fuel significantly improves the performance of low-rank sub-bituminous and brown coals and lignite.  The process yields higher efficiency levels, which are variable depending on the type of coal processed, by applying heat and pressure to low-rank coals to reduce moisture.  For more information, please visit the company’s website at www.evgenergy.com.

Safe Harbor Statement
Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission.  Readers of this release are encouraged to study all of our filings with the Securities and Exchange Commission. Our ability to execute our business plan and develop the K-Fuel® or GreenCert™ technologies and the successful development and operation of our Southern Coal Holdings venture with WPG Resources (“SCH”) may be adversely impacted by unfavorable decisions in pending litigation, the inability of Green Bridge Holdings to make future payments under the terms of the sale of the Landrica Development Company assets and our Ft. Union Plant, the inability to raise sufficient additional capital in a timely manner to pursue the development of the technology or the development and operation of SCH, unsuccessful exploratory activities with respect to the identified SCH coal deposits, the inability to successfully apply the K-Fuel technology to SCH’s coal deposits, the inability of SCH to obtain regulatory approval for its activities, and/or adverse conditions for the marketing and sale of upgraded coal. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

 [Tables follow]

EVERGREEN ENERGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2011	December 31, 2010
	(in thousands)
Assets
Current:
Cash and cash equivalents	$4,416	$2,974
Notes receivable	5,693	—
Prepaid and other assets	1,932	1,664
Assets of discontinued plant operations	—	7,210
Assets of discontinued mining operations	27	2,820
Total current assets	12,068	14,668
Property, plant and equipment, net of accumulated depreciation	1,087	1,734
Construction in progress	7,635	9,860
Other assets	3,759	3,296
	$24,549	$29,558

Liabilities, Temporary Capital and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,315	$2,698
Accrued liabilities	2,781	2,367
Short-term debt	1,239	—
Other current liabilities	592	682
Liabilities of discontinued plant operations	176	4,823
Liabilities of discontinued mining operations	37	609
Total current liabilities	6,140	11,179
Long-term debt	2,851	21,821
Deferred revenue	7,815	7,865
Derivative liability	3,344	972
Other liabilities, less current portion	1,373	1,213
Total liabilities	21,523	43,050
Commitments and contingencies
Temporary Capital:
Preferred stock, $.001 par value, $1,000 stated value, 7 shares authorized; .002 and .003 outstanding, respectively	2	3
Stockholders’ deficit:
Preferred stock, $.001 par value, shares authorized 19,999; none outstanding	—	—
Common stock, $.001 par value, shares authorized 280,000; 26,451 and 18,888 shares issued and outstanding, respectively	26	19
Additional paid-in capital	560,846	539,348
Accumulated deficit	(554,777)	(550,285)
Equity (deficit) attributable to Evergreen Energy Inc. stockholders’	6,095	(10,918)
Deficit attributable to noncontrolling interest	(3,071)	(2,577)
Total stockholders’ equity (deficit)	3,024	(13,495)
	$24,549	$29,558

EVERGREEN ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(in thousands, except for per share amounts)

Operating revenues:
GreenCert licensing	$100	$103	$200	$203
Total operating revenue	100	103	200	203

Operating expenses:
General and administrative	4,330	3,174	8,802	8,672
Depreciation and amortization	255	485	529	979
Research and development	199	195	645	194
Impairment expense	2,472	—	2,472	—
Total operating expenses	7,256	3,854	12,448	9,845

Operating loss	(7,156)	(3,751)	(12,248)	(9,642)

Other income (expense):
Interest income	70	4	75	6
Interest expense	(46)	(459)	(224)	(1,532)
Gain (loss) on fair value derivatives	3,067	2,347	(2,450)	4,910
Loss on warrant modification and exercise	—	—	(1,021)	—
Gain on debt-for-equity exchange transaction	—	—	435	—
Gain (loss) on early extinguishment of debt	10,193	(2,267)	6,710	(2,267)
Other income (expense), net	213	193	(354)	(50)
Total other (expense) income	13,497	(182)	3,171	1,067

Income (loss) from continuing operations	6,341	(3,933)	(9,077)	(8,575)
Income (loss) from discontinued plant operations	15	(56)	4,091	435
Loss from discontinued mining operations	—	(798)	—	(4,879)
Net income (loss)	6,356	(4,787)	(4,986)	(13,019)
Less: net loss income attributable to noncontrolling interest	(341)	84	494	170
Net income (loss) attributable to Evergreen Energy Inc.	6,015	(4,703)	(4,492)	(12,849)
Dividends on preferred stock	—	—	—	(4,312)
Net income (loss) attributable to common shareholders	$6,015	$(4,703)	$(4,492)	$(17,161)
Basic net income (loss) per common share from continuing operations	$0.24	$(0.28)	$(0.36)	$(0.51)
Diluted net income per common share from continuing operations	$0.22	$—	$—	$—
Basic net income (loss) per common share from discontinued mining and plant operations	$0.00	$(0.06)	$0.16	$(0.27)
Dilutive net income (loss) per common share from discontinued mining and plant operations	$0.00	$—	$—	$—
Basic net loss attributable to common shareholders per share	$0. 23	$(0.33)	$(0.18)	$(1.03)
Dilutive net income attributable to common shareholders per share	$0.21	$—	$—	$—
Basic weighted-average common shares outstanding	26,420	14,144	24,896	16,681
Dilutive weighted-average common shares outstanding	28,437	—	—	—

EVERGREEN ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2011	2010
	(in thousands)
Operating activities:
Net loss from continuing operations	$(9,077)	$(8,575)
Adjustments to reconcile net loss from continuing operations to cash used in operating activities:
Share-based compensation expense to employees and others	1,649	2,324
Gain on early extinguishment of debt	(8,427)	—
Loss from exercise of warrants	1,021	—
Depreciation and amortization	529	979
Derivative fair value adjustment	2,450	(3,232)
Amortization of debt issuance costs	116	2,259
Amortization of initial fair value of derivative	(46)	(92)
Impairment of assets	2,472	—
Gain on debt-for-equity exchange	(435)	—
Other	120	109
Changes in operating assets and liabilities:
Accounts receivable	—	567
Prepaid expenses and other assets	(64)	(669)
Deferred revenue and other obligations	(262)	(390)
Accounts payable and accrued expenses	(907)	(1,817)
Cash used in operating activities of continuing operations	(10,861)	(8,537)
Cash provided by (used in) operating activities of discontinued mining and plant operations	(676)	(4,644)
Cash used in operating activities	(11,537)	(13,181)

Investing activities:
Purchases of construction in progress, property, plant, and equipment	(190)	(1,324)
Proceeds from sale of assets	381	—
Cash provided by (used in) investing activities of continuing operations	191	(1,324)
Cash provided by investing activities of discontinued mining and plant operations	2,785	23,537
Cash provided by investing activities	2,976	22,213

Financing Activities:
Proceeds from the 2011 common stock sale, net of offering costs	14,546	—
Proceeds from the 2010 common stock sale, net of offering costs	—	8,043
Proceeds from the issuance of 2010 convertible preferred stock, net of closing costs	—	8,746
Proceeds from exercise of warrants	1,029	—
Payment of dividends on convertible preferred stock	—	(4,312)
Payment of note principal related to 2007 Notes	(5,310)	—
Payment of note principal related to 2009 Notes	—	(17,250)
Payment of debt issue costs	(262)	(1,999)
Other	—	(6)
Cash provided by (used in) financing activities of continuing operations	10,003	(6,778)
Cash used in financing activities of discontinued mining operations	—	—
Cash provided by (used in) financing activities	10,003	(6,778)

Increase in cash and cash equivalents	1,442	2,254
Cash and cash equivalents, beginning of period	2,974	2,207
Cash and cash equivalents, end of period	$4,416	$4,461